Exhibit 5.1

Dentons Canada LLP 99 Bank Street, Suite 1420 Ottawa, ON, Canada K1P 1H4 大成 Salans FMC SNR Denton McKenna Long dentons.com

August 4, 2016

DragonWave Inc.

600-411 Legget Drive
Ottawa, Ontario K2K 3C9

Ladies and Gentlemen:

Re:                             DragonWave Inc. — Registration Statement on Form F-1

We have acted as Canadian counsel to DragonWave Inc., a company existing under the federal laws of Canada (the “Company”) in connection with the preparation of the Registration Statement of the Company on Form F-1 (File No. 333-212428) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, (the “Act”) including the form of prospectus contained therein (the “Prospectus”).

The Registration Statement relates to the offering and sale by the Company of (A) up to an aggregate 1,791,044 Class A Units each comprised of (i) one common share of the Company (the “Class A Unit Shares”), (ii) one common share purchase warrant exercisable to purchase one common share of the Company (each a “Warrant Share”) during the period commencing from the date of original issuance and ending on the date that is five years thereafter (the “Long-Term Warrants”) and (iii) two common share purchase warrants exercisable to purchase one Warrant Share during the period commencing from the date of original issuance and ending on the date that is six-months thereafter (the “Short-Term Warrants”), and (B) up to an aggregate 1,791,044 Class B Units each comprised of (i) one common share purchase warrant to purchase one Warrant Share exercisable on the date of original issuance with no expiration date (the “Pre-Funded Warrants” and, together with the Long-Term Warrants and the Short-Term Warrants, the “Warrants”), (ii) one Long-Term Warrant, and (iii) two Short-Term Warrants.  The Class A Unit Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Offered Securities”.  No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Offered Securities.

In our capacity as such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records and documents as we considered appropriate including, without limitation:

a)             the Registration Statement;

b)             the Prospectus;

c)              the Articles of the Company, as currently in effect;

d)             the By-laws of the Company, as currently in effect (together with the Articles, the “Constating Documents”);

e)              a form of warrant certificate to be entered into between the Company and the purchasers of Long-Term Warrants with respect to the creation and issuance of the Long-Term Warrants (the “Long-Term Warrant Certificate”);

f)               a form of warrant certificate to be entered into between the Company and the purchasers of Short-Term Warrants with respect to the creation and issuance of the Short-Term Warrants (the “Short-Term Warrant Certificate”);

g)              a form of warrant certificate to be entered into between the Company and the purchasers of Pre-Funded Warrants with respect to the creation and issuance of the Pre-Funded Warrants (the “Pre-Funded Warrant Certificate”);

h)             a certificate of an officer of the Company as to certain matters of fact (the “Officer’s Certificate”); and

i)                 certified written resolutions and minutes of the Company’s board of directors dated July 26, 2016 and August 2, 2016 relating to, among other things, the Registration Statement.

Our opinion expressed herein is limited to the current laws of the Province of Ontario and those federal laws of Canada applicable therein and should not be relied upon, nor are they given, in respect of the laws of any other jurisdiction.

As used herein, the term “Applicable Law” means the Canada Business Corporations Act (the “CBCA”) and the federal laws of Canada which, in our experience, are normally applicable to transactions of this type.  The Warrant Shares may be issued from time to time on a delayed or continuous basis, and this opinion does not address any changes in Applicable Law after the date hereof.

In connection with the opinion expressed herein, we have considered such questions of law and examined such statutes, public and corporate records, certificates of governmental authorities and officers of the Company, other documents and conducted such other examinations as we have considered necessary for the purpose of our opinion.

In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies or facsimile transmissions and the completeness and accuracy of all the Company’s corporate records in our possession as of the date hereof.  We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the legal, valid, binding and enforceable obligations of such parties.  As to questions of fact material to our opinions, we have relied upon the Officer’s Certificate Company and certificates of public officials.  We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of these questions of law we considered relevant and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.              In respect of the Class A Unit Shares, when (i) the Registration Statement, as finally amended, has become effective under the Act, and (ii) such Class A Unit Shares have been duly issued and delivered against payment of the consideration therefor as contemplated by the Registration Statement and Prospectus and any applicable agreements or corporate actions relating thereto, such Class A Unit Shares will be validly issued as fully paid and non-assessable shares in the capital of the Company.

2.              In respect of the Long-Term Warrants, when (i) the Registration Statement, as finally amended, has become effective under the Act, (ii) the Long-Term Warrant Certificates to be issued by the Company in connection with the issuance of the Long-Term Warrants each have been duly authorized, executed and delivered by the Company, (iii) the terms of the Long-Term Warrants have been duly established in conformity with applicable law and authorized by all necessary corporate action of the Company so as not to violate any applicable law or the Constating Documents, (iv) the Warrant Shares issuable upon exercise of the Long-Term Warrants have been duly authorized and reserved for issuance, and (v) the Long-Term Warrants have been duly executed, delivered, issued and sold against payment therefor in accordance with the provisions of the Long-Term Warrant Certificates, the Long-Term Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms and, when the Long-Term Warrants have been exercised in accordance with the provisions of the Long-Term Warrant Certificates, including receipt by the Company of the exercise price, the Warrant Shares issuable upon exercise of the Long-Term Warrants will be validly issued as fully paid and non-assessable shares in the capital of the Company.

3.              In respect of the Short-Term Warrants, when (i) the Registration Statement, as finally amended, has become effective under the Act, (ii) the Short-Term Warrant Certificates to be issued by the Company in connection with the issuance of the Short-Term Warrants each have been duly authorized, executed and delivered by the Company, (iii) the terms of the Short-Term Warrants have been duly established in conformity with applicable law and authorized by all necessary corporate action of the Company so as not to violate any applicable law or the Constating Documents, (iv) the Warrant Shares issuable upon exercise of the Short-Term Warrants have been duly authorized and reserved for issuance, and (v) the Short-Term Warrants have been duly executed, delivered, issued and sold against payment therefor in accordance with the provisions of the Short-Term Warrant Certificates, the Short-Term Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms and, when the Short-Term Warrants have been exercised in accordance with the provisions of the Short-Term Warrant Certificates, including receipt by the Company of the exercise price, the Warrant Shares issuable upon exercise of the Short-Term Warrants will be validly issued as fully paid and non-assessable shares in the capital of the Company

4.              In respect of the Pre-Funded Warrants, when (i) the Registration Statement, as finally amended, has become effective under the Act, (ii) the Pre-Funded Warrant Certificates to be issued by the Company in connection with the issuance of the Pre-Funded Warrants each have been duly authorized, executed and delivered by the Company, (iii) the terms of the Pre-Funded Warrants have been duly established in conformity with applicable law and authorized by all necessary corporate action of the Company so as not to violate any applicable law or the Constating Documents, (iv) the Warrant Shares issuable upon exercise of the Pre-Funded Warrants have been duly authorized and reserved for issuance, and (v) the Pre-Funded Warrants have been duly executed, delivered, issued and sold against payment therefor in accordance with the provisions of the Pre-Funded Warrant Certificates, the Pre-Funded Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms and, when the Pre-Funded Warrants have been exercised in accordance with the provisions of the Pre-Funded Warrant Certificates, including receipt by the Company of the exercise price, the Warrant Shares issuable upon exercise of the Pre-Funded Warrants will be validly issued as fully paid and non-assessable shares in the capital of the Company.

The opinions expressed herein are subject to the following exceptions, qualifications and limitations: (a) they are limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law and principles affecting creditors’ rights generally, including without limitation fraudulent transfer or fraudulent conveyance laws, and (b) they are limited by the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

This opinion has been prepared for use in connection with the filing of the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Yours truly,

Dentons Canada LLP

/s/Dentons Canada LLP